EXHIBIT 7.1


                               WRITTEN CONSENT
                           OF MEMBERS OF WELLSFORD
                       KARPF ZARRILLI VENTURES, L.L.C.


          The undersigned members (the "Members") of Wellsford Karpf Zarrilli Ventures, L.L.C. ("WKZV"), a limited liability company organized under the laws of the State of Delaware, hereby consent to and agree with the following:

          1. WKZV will distribute in kind the assets of WKZV to the Members (as defined in the Operating Agreement of WKZV, dated as of August 14, 1996 (the "Agreement"), effective as of the close of business on November 28, 1997 (the "Effective Date").
Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.

          2. The fair market value of the assets of WKZV shall be based upon the average closing sale price of a share of common stock of Great Lakes REIT, Inc. ("Great Lakes Share"), a Maryland corporation, on the New York Stock Exchange over the thirty trading days immediately preceding and including the Effective Date, which average closing sale price is approximately $19.13 (the "Great Lakes Share Value"). Exhibit A attached hereto sets forth the calculation of the Great Lakes Share Value. Based on the provisions of the Agreement and the Great Lakes Share Value, Exhibit B attached hereto sets forth the calculation of the number of Great Lakes Shares to be distributed to Class A Members and Class B Members as a class, and the number of Great Lakes Shares to be distributed to each Class A Member.

          3. In the event the effective date of the issuance of new share certificates as contemplated herein is subsequent to the next record date for receiving dividends on the Great Lakes Shares, the dividends received by WKZV on the Great Lakes Shares shall be allocated among the Members in the same proportion that the Members receive Great Lakes Shares from WKZV pursuant to the contemplated distribution in kind.

          4. The undersigned hereby waive the provisions of Section 10.3 of the Agreement.

          This Written Consent may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that not all parties shall have executed the same counterpart.

                                        BLACKACRE HOLDING, L.L.C.


                                        /s/ Ronald Kravit
                                        ---------------------------
                                        Name:
                                        Title:


                                        /s/ Jeffrey H. Lynford
                                        ---------------------------
                                        Jeffrey H. Lynford



                                        /s/ Edward Lowenthal
                                        ---------------------------
                                        Edward Lowenthal



                                        /s/ Steven A. Karpf
                                        ---------------------------
                                        Steven A. Karpf



                                        /s/ Frederick P. Zarrilli
                                        ---------------------------
                                        Frederick P. Zarrilli




                                        WILLIAM M. COCKRUM
                                          Trust dated 8/1/79


                                        /s/ William M. Cockrum
                                        ---------------------------
                                        William M. Cockrum, Trustee




                                        THE DU BOIS CHILDRENS TRUST


                                        /s/ Jeffrey H. Lynford
                                        ---------------------------
                                        Jeffrey H. Lynford, Trustee




                                        B-B ASSOCIATES


                                        /s/ Alan S. Pearce
                                        ---------------------------
                                        Alan S. Pearce
                                        Partner


                                        540 ASSOCIATES, LLC


                                        /s/ Andrew A. Kandiew
                                        ---------------------------
                                        Name: Andrew A. Kandiew
                                        Title: Administrative Member


                                        VICTOR H. POTAMKIN
                                         CHARITABLE TRUST


                                        /s/ Peter M. Paris
                                        ---------------------------
                                        Name: Peter M. Paris
                                        Title: Trustee


                                        /s/ Tom Teague
                                        ---------------------------
                                        Thomas R. Teague



                                        /s/ John R. Carmichael III
                                        ---------------------------
                                        John R. Carmichael III